Exhibit 99.1

NEWS RELEASE

For Immediate Release

Investor Relations	Media
Contact: Todd Mills	Carmen Duarte
Phone: 781.332.7442	781.332.7268
Email: ir@onebeacon.com	cduarte@onebeacon.com
Website: www.onebeacon.com

ONEBEACON REPORTS $10.99 BOOK VALUE PER SHARE

HAMILTON, Bermuda (October 30, 2012) — OneBeacon Insurance Group, Ltd. (NYSE: OB) today reported book value per share of $10.99, a decrease of 5.6% for the third quarter and an increase of 0.5% through nine months, including dividends.

Said OneBeacon CEO Mike Miller, “The big news of the quarter was the agreement to sell the runoff business. This is the final step in our transformation into a pure Specialty company. The loss on sale is in line with the economics of running off those liabilities over time. Our solid Specialty underwriting results and strong premium growth for the quarter and first nine months of 2012 are tangible evidence supporting our strategy. We are well positioned to generate strong returns and accelerate the growth in the value of our company going forward.”

For the third quarter, the company reported a $64 million comprehensive loss, a $62 million net loss, and an operating loss of $88 million, or ($0.92) per share. For the nine months ended September 30, 2012, the comprehensive loss was $8 million, the net loss was $6 million and the operating loss was $44 million, or ($0.46) per share. Operating loss is a non-GAAP financial measure which is explained later in this release.

In January 2012, OneBeacon completed the sale of its subsidiary, OneBeacon Holdings (Luxembourg) S.à r.l., to a subsidiary of White Mountains. As a result of completing the sale, OneBeacon recorded a $14 million gain as additional paid in capital.

On October 18, OneBeacon announced its agreement to sell its runoff business to an affiliate of Armour Group Holdings Limited. During the third quarter of 2012, OneBeacon recorded an after tax charge of $101 million related to the transaction, including a $92 million after tax estimated loss on sale and a $9 million after tax charge related to an adjustment to the discount rate applied to the workers compensation loss reserves being transferred as part of the transaction. The company also recorded a $6 million after tax underwriting loss on discontinued operations related primarily to adverse prior year loss reserve development on a legacy assumed reinsurance treaty. As a result of the transaction, results for the runoff business are reported as discontinued operations for all periods presented, and its assets and liabilities are reported as of September 30, 2012 as held for sale within OneBeacon’s GAAP financial statements. The sale is expected to close in the second half of 2013, subject to regulatory approval.

The company also recently announced its definitive agreement to terminate its exclusive underwriting arrangement with the Hagerty Insurance Agency and to sell the company’s wholly owned subsidiary, Essentia Insurance Company, which writes the Hagerty collector car and boat business, to Markel Corporation. The sale is expected to close in the first quarter of 2013, subject to regulatory approval. OneBeacon anticipates recording a $23 million pre-tax gain on the sale ($15 million after tax) upon closing the transaction. The termination of the agency agreement will be effective as of the close date of the Essentia sale.

Insurance Operations: The GAAP combined ratio was 94.8% in the third quarter, compared to 94.3% for the third quarter of 2011, and 92.7% through the nine months ended September 30, 2012 compared to 94.5% for the first nine months of 2011.  The third quarter 2012 GAAP combined ratio reflected improvement in the current accident year loss ratio driven by lower catastrophes, offset by lower favorable prior accident year loss reserve development and higher expenses due to a reduction in estimated incentive costs recorded in the third quarter of 2011. The GAAP combined ratio for the first nine months of 2012 reflected improvement in the current accident year loss ratio driven by lower catastrophes, partially offset by lower favorable prior accident year loss reserve development and slightly higher expenses. Catastrophe losses were 2 points in both the third quarter and first nine months of 2012 compared to 5 points in the comparable periods of last year. Favorable loss reserve development was 1 point in both the third quarter and the first nine months of 2012 compared to 2 points in the comparable periods of 2011.

Net written premiums were $335 million for the third quarter and $930 million through nine months of 2012, an increase of 13% over the comparable periods last year. A change in the method of estimating written premiums associated with the A.W.G. Dewar tuition reimbursement insurance product resulted in approximately $9 million in net written premiums being recorded in the third quarter of 2012 that under the prior method, would have been recorded in the fourth quarter. Excluding the impact of the change in estimated tuition reimbursement premiums, total net written premiums grew by 9% for the quarter and 12% through nine months. That growth reflected strong new business results from a number of the

Specialty businesses, particularly OneBeacon Professional Insurance and OneBeacon Government Risks.

Consolidated Investment Results:  OneBeacon’s third quarter total pre-tax return on average invested assets was 2.0% compared to -1.0% for the third quarter of 2011. These returns included net realized and unrealized investment gains of $40 million and net investment income of $13 million, compared to net realized and unrealized investment losses of $47 million and net investment income of $16 million for the third quarter of 2011.

Through the first nine months of the year, total pre-tax return on average invested assets was 3.9% compared to 1.6% through September 30, 2011.  These returns included net realized and unrealized investment gains of $58 million and net investment income of $42 million, compared to net realized and unrealized investment losses of $13 million and net investment income of $56 million through the first nine months of 2011.

Company to Host Webcast:  OneBeacon will host its third quarter 2012 webcast for analysts and investors at 10:00 a.m. ET on Tuesday, October 30. A copy of the earnings release, the slide presentation to be referenced during the call and a financial supplement are available on the company’s website: www.onebeacon.com. An audio playback of the teleconference will be available on the website shortly following the webcast.

About OneBeacon: OneBeacon Insurance Group, Ltd. is a Bermuda-domiciled holding company that is publicly traded on the New York Stock Exchange under the symbol “OB.” OneBeacon’s underwriting companies offer a range of specialty insurance products sold through independent agencies, regional and national brokers, wholesalers and managing general agencies. Each business is managed by an experienced team of specialty insurance professionals focused on a specific customer group or industry segment. OneBeacon’s solutions target professional liability; ocean and inland marine; collector cars and boats; entertainment, sports and leisure; excess property; environmental; group accident; programs; public entities; commercial surety; technology; and tuition refund. For further information about our products and services visit: www.onebeacon.com and to remain up to date on OneBeacon’s news, follow us on Twitter @OneBeaconIns or visit our online newsroom: www.onebeacon.com/newsroom.

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ONEBEACON INSURANCE GROUP, LTD.

CONSOLIDATED BALANCE SHEETS

($ in millions)

(Unaudited)

	September 30,	December 31,	September 30,
	2012	2011	2011
Assets
Investment securities:
Fixed maturity investments	$1,474.1	$1,886.2	$2,019.3
Short-term investments	274.1	320.0	185.8
Common equity securities	295.3	266.5	244.5
Convertible fixed maturity investments	72.6	79.8	80.9
Other investments	156.9	155.1	157.1
Total investments	2,273.0	2,707.6	2,687.6
Cash	32.0	54.9	63.0
Reinsurance recoverable on unpaid losses	41.3	2,167.5	2,239.1
Reinsurance recoverable on paid losses	2.0	16.5	13.7
Premiums receivable	256.6	230.9	243.7
Deferred acquisition costs	132.5	123.5	129.6
Ceded unearned premiums	11.3	10.7	11.5
Net deferred tax asset	129.7	93.6	122.2
Investment income accrued	10.3	14.1	13.3
Accounts receivable on unsettled investment sales	61.9	0.5	18.1
Other assets	255.7	269.2	260.3
Assets held for sale (1) (2)	2,388.2	132.6	123.2

Total assets	$5,594.5	$5,821.6	$5,925.3

Liabilities
Loss and loss adjustment expense reserves	$911.6	$3,358.6	$3,458.9
Unearned premiums	610.7	528.0	559.4
Debt	269.8	269.7	269.7
Ceded reinsurance payable	2.9	23.4	24.3
Accounts payable on unsettled investment purchases	15.1	22.7	18.6
Other liabilities	332.7	397.7	381.8
Liabilities held for sale (1) (2)	2,388.2	107.6	98.2

Total liabilities	4,531.0	4,707.7	4,810.9

OneBeacon’s common shareholders’ equity and noncontrolling interests

OneBeacon’s common shareholders’ equity:
Common shares and paid-in surplus	1,018.4	1,002.2	1,001.7
Retained earnings	42.6	108.5	97.9
Accumulated other comprehensive (loss) income, after tax:
Other comprehensive income and loss items	(12.6)	(10.9)	0.6
Total OneBeacon’s common shareholders’ equity	1,048.4	1,099.8	1,100.2

Total noncontrolling interests	15.1	14.1	14.2
Total OneBeacon’s common shareholders’ equity and noncontrolling interests	1,063.5	1,113.9	1,114.4

Total liabilities, OneBeacon’s common shareholders’ equity and noncontrolling interests	$5,594.5	$5,821.6	$5,925.3

(1)         Represents assets and liabilities being sold as part of the sale of the Runoff Business, which are reported separately on the September 30, 2012 consolidated balance sheet. The runoff business includes the results of the non-specialty commercial lines business and certain other run-off business, including asbestos and environmental reserves, as well as certain purchase accounting adjustments related to the OneBeacon Acquisition (“Runoff Business”).

(2)       Represents assets and liabilities being sold as part of the AutoOne transaction reported separately on the December 31, 2011 and September 30, 2011 consolidated balance sheets. The AutoOne transaction closed in February 2012.

ONEBEACON INSURANCE GROUP, LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

(in millions, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenues:
Earned premiums	$293.9	$259.1	$846.0	$748.0
Net investment income	12.8	16.1	41.5	55.8
Net realized and unrealized investment gains (losses)	40.0	(47.4)	57.9	(13.3)
Net other expenses	(0.4)	—	(0.1)	(12.2)

Total revenues	346.3	227.8	945.3	778.3
Expenses:
Loss and loss adjustment expenses	164.7	149.7	452.5	421.3
Policy acquisition expenses	66.6	58.6	185.6	161.5
Other underwriting expenses	47.4	36.0	146.2	124.5
General and administrative expenses	4.4	2.5	9.7	7.4
Interest expense on debt	4.0	4.1	12.1	16.4

Total expenses	287.1	250.9	806.1	731.1

Pre-tax income (loss) from continuing operations	59.2	(23.1)	139.2	47.2

Income tax (expense) benefit	(14.2)	11.1	(28.1)	(1.9)

Net income (loss) from continuing operations	45.0	(12.0)	111.1	45.3

Loss from discontinued operations, net of tax (1)	(15.8)	(2.5)	(24.8)	(1.5)
Loss from sale of discontinued operations, net of tax	(91.0)	(18.2)	(91.0)	(18.2)

Net (loss) income including noncontrolling interests	(61.8)	(32.7)	(4.7)	25.6

Less: Net income attributable to noncontrolling interests	(0.4)	(0.2)	(1.2)	(1.1)

Net (loss) income attributable to OneBeacon’s common shareholders	(62.2)	(32.9)	(5.9)	24.5

Change in other comprehensive income and loss items	(2.0)	0.2	(1.7)	0.3

Comprehensive (loss) income attributable to OneBeacon’s common shareholders	$(64.2)	$(32.7)	$(7.6)	$24.8

Earnings (loss) per common share - basic and diluted
Net income (loss) from continuing operations per share	$0.47	$(0.13)	$1.15	$0.46
Loss from discontinued operations, net of tax, per share	(0.17)	(0.03)	(0.27)	(0.02)
Loss from sale of discontinued operations, net of tax, per share	(0.95)	(0.19)	(0.95)	(0.19)
Net (loss) income attributable to OneBeacon’s common shareholders per share	$(0.65)	$(0.35)	$(0.07)	$0.25

Weighted average number of common shares outstanding (2)	95.4	95.1	95.3	94.7

(1)          Results for Runoff Business and AutoOne are reported as discontinued operations for all periods presented. The AutoOne transaction closed in February 2012.

(2)          Weighted average common shares outstanding includes the impact of unvested restricted shares and also the impact of repurchases of Class A common shares made through the company’s share repurchase program.

ONEBEACON INSURANCE GROUP, LTD.

SEGMENT STATEMENTS OF OPERATIONS

($ in millions)

(Unaudited)

			Investing,
	Specialty	Other	Financing
	Insurance	Insurance	and Corporate
For the Three Months Ended September 30, 2012	Operations	Operations (1)	Operations	Total (1)

Earned premiums	$293.9	$—	$—	$293.9
Loss and loss adjustment expenses	(164.7)	—	—	(164.7)
Policy acquisition expenses	(66.6)	—	—	(66.6)
Other underwriting expenses	(47.4)	—	—	(47.4)

Underwriting income	15.2	—	—	15.2

Net investment income	—	—	12.8	12.8
Net realized and unrealized investment gains	—	—	40.0	40.0
Net other (expense) revenues	(1.1)	0.1	0.6	(0.4)
General and administrative expenses	(0.6)	—	(3.8)	(4.4)
Interest expense on debt	—	—	(4.0)	(4.0)

Pre-tax income	$13.5	$0.1	$45.6	$59.2

			Investing,
	Specialty	Other	Financing
	Insurance	Insurance	and Corporate
For the Three Months Ended September 30, 2011	Operations	Operations (1)	Operations	Total (1)

Earned premiums	$259.1	$—	$—	$259.1
Loss and loss adjustment expenses	(149.7)	—	—	(149.7)
Policy acquisition expenses	(58.6)	—	—	(58.6)
Other underwriting expenses	(36.0)	—	—	(36.0)

Underwriting income	14.8	—	—	14.8

Net investment income	—	—	16.1	16.1
Net realized and unrealized investment losses	—	—	(47.4)	(47.4)
Net other revenues (expenses)	0.3	—	(0.3)	—
General and administrative expenses	(0.4)	—	(2.1)	(2.5)
Interest expense on debt	—	—	(4.1)	(4.1)

Pre-tax income (loss)	$14.7	$—	$(37.8)	$(23.1)

(1)          Other Insurance Operations includes the results of a reciprocal insurance exchange that is not actively writing any business.  Note as a result of entering into a definitive agreement to sell the Runoff Business and the sale of the AutoOne business, results for the Runoff Business and AutoOne are reported as discontinued operations in a single financial statement caption outside of underwriting results for all periods presented.  The AutoOne transaction closed in February 2012.

ONEBEACON INSURANCE GROUP, LTD.

SEGMENT STATEMENTS OF OPERATIONS

($ in millions)

(Unaudited)

			Investing,
	Specialty	Other	Financing
	Insurance	Insurance	and Corporate
For the Nine Months Ended September 30, 2012	Operations	Operations (1)	Operations	Total (1)

Earned premiums	$846.0	$—	$—	$846.0
Loss and loss adjustment expenses	(452.5)	—	—	(452.5)
Policy acquisition expenses	(185.6)	—	—	(185.6)
Other underwriting expenses	(146.2)	—	—	(146.2)

Underwriting income	61.7	—	—	61.7

Net investment income	—	—	41.5	41.5
Net realized and unrealized investment gains	—	—	57.9	57.9
Net other (expenses) revenues	(0.9)	0.3	0.5	(0.1)
General and administrative expenses	(1.4)	—	(8.3)	(9.7)
Interest expense on debt	—	—	(12.1)	(12.1)

Pre-tax income	$59.4	$0.3	$79.5	$139.2

			Investing,
	Specialty	Other	Financing
	Insurance	Insurance	and Corporate
For the Nine Months Ended September 30, 2011	Operations	Operations (1)	Operations	Total (1)

Earned premiums	$747.9	$0.1	$—	$748.0
Loss and loss adjustment expenses	(421.3)	—	—	(421.3)
Policy acquisition expenses	(161.3)	(0.2)	—	(161.5)
Other underwriting expenses	(124.4)	(0.1)	—	(124.5)

Underwriting income (loss)	40.9	(0.2)	—	40.7

Net investment income	—	—	55.8	55.8
Net realized and unrealized investment losses	—	—	(13.3)	(13.3)
Net other revenues (expenses)	0.5	—	(12.7)	(12.2)
General and administrative expenses	(1.3)	—	(6.1)	(7.4)
Interest expense on debt	—	—	(16.4)	(16.4)

Pre-tax income (loss)	$40.1	$(0.2)	$7.3	$47.2

(1)          Other Insurance Operations includes the results of a reciprocal insurance exchange that is not actively writing any business.  Note as a result of entering into a definitive agreement to sell the Runoff Business and the sale of the AutoOne business, results for the Runoff Business and AutoOne are reported as discontinued operations in a single financial statement caption outside of underwriting results for all periods presented.  The AutoOne transaction closed in February 2012.

ONEBEACON INSURANCE GROUP, LTD.

SUMMARY OF RATIOS AND PREMIUMS

($ in millions)

(Unaudited)

Three Months Ended September 30, 2012	MGA Business	Specialty Industries	Specialty Products	Specialty Insurance Operations (1)	Other Insurance Operations (2)	Consolidated Insurance Operations (2)
Net written premiums	$128.7	$106.6	$99.9	$335.2	$—	$335.2
Earned premiums	$78.4	$106.7	$108.8	$293.9	$—	$293.9

Ratios
Loss and loss adjustment expenses	54.2%	55.4%	57.9%	56.0%	n/m	56.0%
Expense	46.3%	36.6%	35.7%	38.8%	n/m	38.8%
GAAP combined	100.5%	92.0%	93.6%	94.8%	n/m	94.8%

Three Months Ended September 30, 2011	MGA Business	Specialty Industries	Specialty Products	Specialty Insurance Operations (1)	Other Insurance Operations (2)	Consolidated Insurance Operations (2)
Net written premiums	$110.5	$89.7	$97.0	$297.2	$—	$297.2
Earned premiums	$69.8	$90.2	$99.1	$259.1	$—	$259.1

Ratios
Loss and loss adjustment expenses	53.5%	54.7%	63.7%	57.8%	n/m	57.8%
Expense	44.3%	35.4%	32.1%	36.5%	n/m	36.5%
GAAP combined	97.8%	90.1%	95.8%	94.3%	n/m	94.3%

Nine Months Ended September 30, 2012	MGA Business	Specialty Industries	Specialty Products	Specialty Insurance Operations (1)	Other Insurance Operations (2)	Consolidated Insurance Operations (2)
Net written premiums	$263.4	$337.8	$329.2	$930.4	$—	$930.4
Earned premiums	$227.5	$309.0	$309.5	$846.0	$—	$846.0

Ratios
Loss and loss adjustment expenses	49.5%	51.7%	58.2%	53.5%	n/m	53.5%
Expense	45.0%	37.7%	36.5%	39.2%	n/m	39.2%
GAAP combined	94.5%	89.4%	94.7%	92.7%	n/m	92.7%

Nine Months Ended September 30, 2011	MGA Business	Specialty Industries	Specialty Products	Specialty Insurance Operations (1)	Other Insurance Operations (2)	Consolidated Insurance Operations (2)
Net written premiums	$230.7	$278.2	$312.6	$821.5	$(0.1)	$821.4
Earned premiums	$204.1	$254.8	$289.0	$747.9	$0.1	$748.0

Ratios
Loss and loss adjustment expenses	50.8%	54.2%	62.2%	56.3%	n/m	56.3%
Expense	42.7%	39.2%	34.1%	38.2%	n/m	38.2%
GAAP combined	93.5%	93.4%	96.3%	94.5%	n/m	94.5%

(1)          Within Specialty Insurance Operations, OneBeacon reports its businesses through three major underwriting units, representing an aggregation of its specialty lines businesses. MGA Business includes Collector Cars and Boats, A.W.G. Dewar, OneBeacon Entertainment and OneBeacon Program Group. Specialty Industries includes International Marine Underwriters, OneBeacon Technology Insurance, OneBeacon Accident Group, OneBeacon Government Risks and OneBeacon Energy Group. Specialty Products includes OneBeacon Professional Insurance, OneBeacon Property and Inland Marine, OneBeacon Specialty Property and OneBeacon Excess and Surplus. Also included in Specialty Products is OneBeacon’s newest specialty business, OneBeacon Surety Group.

(2)          Other Insurance Operations includes the results of a reciprocal insurance exchange that is not actively writing any business; as a result GAAP ratios are not meaningful.  Note as a result of entering into a definitive agreement to sell the Runoff Business and the sale of the AutoOne business, results for the Runoff Business and AutoOne are reported as discontinued operations in a single financial statement caption outside of underwriting results for all periods presented.  The AutoOne transaction closed in February 2012.

ONEBEACON INSURANCE GROUP, LTD.

BOOK VALUE PER SHARE

(in millions, except per share amounts)

(Unaudited)

	September 30,	June 30,	December 31,	September 30,
	2012	2012	2011	2011
Numerator
OneBeacon’s common shareholders’ equity	$1,048.4	$1,131.8	$1,099.8	$1,100.2

Denominator
Common shares outstanding (1)	95.4	95.4	95.1	95.1

Book value per share	$10.99	$11.86	$11.56	$11.57

Growth in book value per share, including dividends, in the quarter on an IRR basis (2)	-5.6%

Growth in book value per share, including dividends, in the nine month period on an IRR basis (3)	0.5%

Growth in book value per share, including dividends, in the last twelve months on an IRR basis (4)	2.3%

(1)          Common shares outstanding includes the impact of unvested restricted shares and also the impact of repurchases of Class A common shares made through the company’s share repurchase program.

(2)          Internal rate of return (IRR) calculated based on beginning book value per share, dividends paid and ending book value per share. Includes a quarterly dividend of $0.21 per share.

(3)          IRR calculated based on beginning book value per share, dividends paid and ending book value per share. Includes dividends of $0.63 per share (a quarterly dividend of $0.21 per share).

(4)          IRR calculated based on beginning book value per share, dividends paid and ending book value per share. Includes dividends of $0.84 per share (a quarterly dividend of $0.21 per share).

ONEBEACON INSURANCE GROUP, LTD.

COMPREHENSIVE (LOSS) INCOME, NET (LOSS) INCOME AND OPERATING (LOSS) INCOME

(in millions, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
	2012	2011	2012	2011	2012

Comprehensive (loss) income attributable to OneBeacon’s common shareholders	$(64.2)	$(32.7)	$(7.6)	$24.8	$11.5

Net (loss) income attributable to OneBeacon’s common shareholders	$(62.2)	$(32.9)	$(5.9)	$24.5	$24.7

Weighted average common shares outstanding (1)	95.4	95.1	95.3	94.7	95.2

Net (loss) income attributable to OneBeacon’s common shareholders per share	$(0.65)	$(0.35)	$(0.07)	$0.25	$0.26

Net (loss) income attributable to OneBeacon’s common shareholders	$(62.2)	$(32.9)	$(5.9)	$24.5	$24.7
Less:
Net realized and unrealized investment (gains) and losses	(40.0)	47.4	(57.9)	13.3	(81.8)
Tax effect on net realized and unrealized investment (gains) and losses	14.0	(16.6)	20.3	(4.7)	28.6
Operating (loss) income (2)	$(88.2)	$(2.1)	$(43.5)	$33.1	$(28.5)

Weighted average common shares outstanding (1)	95.4	95.1	95.3	94.7	95.2

Operating (loss) income per share (2)	$(0.92)	$(0.02)	$(0.46)	$0.35	$(0.30)

(1) Weighted average common shares outstanding includes the impact of unvested restricted shares and also the impact of repurchases of Class A common shares made through the company’s share repurchase program.

(2) Represents a non-GAAP financial measure. See discussion of Non-GAAP financial measures which begins on page 14.

ONEBEACON INSURANCE GROUP, LTD.

COMPREHENSIVE AND OPERATING RETURNS ON AVERAGE EQUITY

($ in millions)

(Unaudited)

Twelve Months Ended
September 30, 2012
Numerator:
[A] Comprehensive income attributable to OneBeacon’s common shareholders	$11.5

[B] Operating loss(1)	$(28.5)

	As of	As of
	September 30, 2012	September 30, 2011	Average
Denominator:
[C] OneBeacon’s common shareholders’ equity	$1,048.4	$1,100.2	$1,074.3

Less:
Net unrealized gains and losses and net foreign currency gains and losses on investments (2)	(130.7)	(78.7)
Tax effect on net unrealized gains and losses and net foreign currency gains and losses on investments	45.7	27.5
AOCI/L, after tax	12.6	(0.6)

[D] Adjusted OneBeacon’s common shareholders’ equity excluding net unrealized investment gains and losses, after tax, and AOCI/L (1)	$976.0	$1,048.4	$1,012.2

Returns:
Comprehensive return on average OneBeacon’s common shareholders’ equity [ A / C]			1.1%

Operating return on average adjusted OneBeacon’s common shareholders’ equity excluding net unrealized investment gains and losses, after tax, and AOCI/L [ B / D]			-2.8%

(1)          Represents a non-GAAP financial measure. See discussion of Non-GAAP financial measures which begins on page 14.

(2)          Net unrealized gains and losses and net foreign currency gains and losses on investments as of September 30, 2012 and 2011 includes unrealized gains and losses on investments held as well as deferred gains and losses relating to sales of investments to entities under common control.

Discussion of Non-GAAP Financial Measures

This earnings release includes non-GAAP financial measures that have been reconciled to their most comparable GAAP financial measures.  OneBeacon believes these measures to be useful supplements to the comparable GAAP measures in evaluating OneBeacon’s financial performance.

Operating (loss) income is a non-GAAP financial measure that excludes net realized and unrealized investment gains or losses and the related tax effects from net (loss) income attributable to OneBeacon’s common shareholders.  OneBeacon believes that this non-GAAP financial measure provides a useful alternative picture of the underlying operating activities of the company to the GAAP measure of net (loss) income attributable to OneBeacon’s common shareholders, as it removes variability in the timing of investment gains and losses which may be heavily influenced by investment market conditions.  Although key to the company’s overall financial performance, OneBeacon believes that net realized and unrealized investment gains or losses are largely independent of the underwriting decision-making process. The reconciliation of net (loss) income attributable to OneBeacon’s common shareholders to operating (loss) income is included on page 12.

Operating (loss) income per share is calculated by dividing operating (loss) income (a non-GAAP financial measure described above) by the weighted average number of common shares outstanding.  Management believes that operating (loss) income per share is a useful alternative picture of the underlying operating activities of the company as it removes variability in the timing of investment gains and losses which may be heavily influenced by investment market conditions.  Net (loss) income attributable to OneBeacon’s common shareholders per share is the most directly comparable GAAP measure.  As described above, the reconciliation of net (loss) income attributable to OneBeacon’s common shareholders to operating (loss) income is included on page 12. The calculation of operating (loss) income per share is also included on page 12.

Adjusted OneBeacon’s common shareholders’ equity excluding net unrealized investment gains and losses, after-tax, and accumulated other comprehensive income/loss (AOCI/L), the average of which is used in calculating operating returns, is derived by excluding net unrealized gains and losses and net foreign currency gains and losses on investments, after tax, and AOCI/L, after tax, from OneBeacon’s common shareholders’ equity. For the reasons described above, OneBeacon believes that it is appropriate to remove the variability in net unrealized gains and losses and net foreign currency gains and losses on investments and other comprehensive income and loss items when analyzing certain performance measures. The reconciliation of OneBeacon’s common shareholders’ equity, the most closely comparable GAAP measure, to adjusted OneBeacon’s common shareholders’ equity excluding net unrealized investment gains and losses, after tax, and AOCI/L, after tax, is included on page 13.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which we expect or anticipate will or may occur in the future are forward-looking statements. The words “will,” “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,” “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to OneBeacon’s:

•                  change in book value per share or return on equity;

•                  business strategy;

•                  financial and operating targets or plans;

•                  incurred loss and loss adjustment expenses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance;

•                  projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

•                  expansion and growth of our business and operations; and

•                  future capital expenditures.

These statements are based on certain assumptions and analyses made by OneBeacon in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations, including:

•                  claims arising from catastrophic events, such as hurricanes, windstorms, earthquakes, floods, or terrorist attacks;

•                  recorded loss and loss adjustment expense reserves subsequently proving to have been inadequate;

•                  the continued availability and cost of reinsurance coverage;

•                  the continued availability of capital and financing;

•                  general economic, market or business conditions;

•                  business opportunities (or lack thereof) that may be presented to it and pursued;

•                  competitive forces, including the conduct of other property and casualty insurers and agents;

•                  changes in domestic or foreign laws or regulations, or their interpretation, applicable to OneBeacon, its competitors, its agents or its customers;

•                  an economic downturn or other economic conditions adversely affecting its financial position including stock market volatility;

•                  actions taken by ratings agencies from time to time, such as financial strength or credit ratings downgrades or placing ratings on negative watch;

•                  the risks that are described from time to time in OneBeacon’s filings with the Securities and Exchange Commission, including but not limited to OneBeacon’s Annual Report on the Form 10-K for the fiscal year ended December 31, 2011 filed February 28, 2012.

Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by OneBeacon will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, OneBeacon or its business or operations. OneBeacon assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.